UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 24, 2014

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

  (Address of Principal Executive Offices)

(86) 51083397559

  (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (212) 370-1300
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, Wang Baowen resigned as a director of the Company.  Mr. Wang’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Wang was a member of the audit, compensation and corporate governance/ nominating committee of the board of directors.

On April 24, 2014, the corporate governance/ nominating committee recommended, and the board of directors approved, the election of Frank Zhao to fill the vacancy resulting from the resignation of Mr. Wang.  Mr. Zhou will serve as a member of the audit committee, of which he will serve as chairman.

The board approved director compensation for Mr. Zhou for 2014 consisting of RMB30,000 (approximately US$4,850) and a stock grant of 3,500 shares of the Company’s common stock.

Mr. Zhao has been chief financial officer of China Jo-Jo Drugstores, Inc. since August 2011, having served as executive assistant to the chief executive officer and chief financial officer from September 2010 until July 2011.  From July 2006 until August 2010, Mr. Zhao was a senior auditor with Sherb & Co., LLP.  While at Sherb, Mr. Zhao was a senior auditor who worked on the audit of the Company’s financial statements.  From December 2002 to July 2003, Mr. Zhao worked as financial analyst at Microsoft Corporation. Mr. Zhao received a bachelor of accounting degree from Central University of Finance and Economics in Beijing, China, and his master of Professional Accounting from the University of Washington.  Mr. Zhao completed the course work for a PhD in accounting from Florida Atlantic University, but did not complete his dissertation.

As a result of the resignation of Mr. Wang, there was a vacancy on the audit, compensation and corporate governance/ nominating committees.  These vacancies were filled by the board of directors on April 24, 2014.  The composition of the committees is as follows:

Audit committee:  Frank Zhao, chairman, Xi Liu and Furen Chen.

Compensation committee: Tianziang Zhou, chairman, Xi Liu and Furen Chen

Corporate governance/ nominating committee: Xi Liu, chairman, Furen Chen and Tianziang Zhou

Item 7.01  Regulation FD Disclosure.

On April 28, 2014, the Company issued a press release announcing a resignation of Mr. Wang and the election of Mr. Zhou. A copy of the press release is included as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated April 28, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	Cleantech Solutions International, Inc.

	By:	/s/ Adam Wasserman
Adam Wasserman
Chief Financial Officer

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